Exhibit (d)(26)(i)(B)(iii)

EQ ADVISORS TRUST

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 1 to the Amended and Restated Investment Advisory Agreement effective as of July 16, 2014 (“Amendment No. 1”) between AXA Equitable Funds Management Group, LLC, a Delaware limited liability company (“FMG LLC” or “Manager”) and BlackRock Investment Management LLC, a limited liability company organized under the laws of the State of Delaware (“BlackRock” or “Adviser”).

FMG LLC and BlackRock agree to modify the Amended and Restated Investment Advisory Agreement dated as of August 1, 2011, as amended, (“Agreement”) as follows:

1.	Removed Portfolios. All references to EQ/Equity Growth PLUS Portfolio of EQ Advisors Trust and references to “Other Allocated Portions” are hereby removed from the Agreement.

2.	Name Changes: Effective May 1, 2014, the following Portfolio names were changed as follows:

Former Name	New Name
EQ/Large Cap Core PLUS	AXA Large Cap Core Managed Volatility
EQ/Large Cap Growth PLUS	AXA Large Cap Growth Managed Volatility
EQ/International Core PLUS	AXA International Core Managed Volatility
EQ/Global Multi-Sector Equity	AXA Global Equity Managed Volatility
EQ/Mid Cap Value PLUS	AXA Mid Cap Value Managed Volatility
EQ/International Value PLUS	AXA International Value Managed Volatility
EQ/Mutual Large Cap Equity	AXA/Mutual Large Cap Equity Managed Volatility
EQ/Templeton Global Equity	AXA/Templeton Global Equity Managed Volatility
EQ/AXA Franklin Small Cap Value Core	AXA/Franklin Small Cap Value Managed Volatility
EQ/Franklin Core Balanced	AXA/Franklin Balanced Managed Volatility
AXA Tactical Manager 500	AXA 500 Managed Volatility
AXA Tactical Manager 400	AXA 400 Managed Volatility
AXA Tactical Manager 2000	AXA 2000 Managed Volatility
AXA Tactical Manager International	AXA International Managed Volatility
ATM Large Cap	ATM Large Cap Managed Volatility
ATM Mid Cap	ATM Mid Cap Managed Volatility
ATM Small Cap	ATM Small Cap Managed Volatility
ATM International	ATM International Managed Volatility

3.

Existing Portfolios. The Manager hereby reaffirms its appointment of the Adviser as the investment adviser to the following Portfolios or an Allocated Portion of a Portfolio, as applicable: AXA Large Cap Core Managed Volatility Portfolio, AXA Large

Cap Growth Managed Volatility Portfolio, AXA International Core Managed Volatility Portfolio, AXA Global Equity Managed Volatility Portfolio, AXA Mid Cap Value Managed Volatility Portfolio, AXA International Value Managed Volatility Portfolio, AXA/Mutual Large Cap Equity Managed Volatility Portfolio, AXA/Templeton Global Equity Managed Volatility Portfolio, AXA/Franklin Small Cap Value Managed Volatility Portfolio, AXA/Franklin Balanced Managed Volatility Portfolio, AXA 500 Managed Volatility Portfolio, AXA 400 Managed Volatility Portfolio, AXA 2000 Managed Volatility Portfolio, AXA International Managed Volatility Portfolio, ATM Large Cap Managed Volatility Portfolio, ATM Mid Cap Managed Volatility Portfolio, ATM Small Cap Managed Volatility Portfolio, ATM International Managed Volatility Portfolio.

4.	Appendix A. Appendix A to the Agreement setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser and the fee payable to the Adviser with respect to the Portfolios is hereby replaced in its entirety by Appendix A attached hereto.

5.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first set forth above.

AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC		BLACKROCK INVESTMENT MANAGEMENT LLC

By:	/s/ Steven M. Joenk	By:	/s/ Michael G. Saliba
	Steven M. Joenk		Name: Michael G. Saliba
	Chairman, Chief Executive Officer and President		Title: Managing Director

APPENDIX A

AMENDMENT NO. 1

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

BLACKROCK INVESTMENT MANAGEMENT LLC

Tactical Index Portfolios	Annual Advisory Fee Rate**

Tactical Index Portfolios, which shall include the BlackRock Allocated Portions of the following Portfolios:

ATM International Managed Volatility Portfolio*;

ATM Large Cap Managed Volatility Portfolio*;

ATM Mid Cap Managed Volatility Portfolio*;

ATM Small Cap Managed Volatility Portfolio*;

AXA 2000 Managed Volatility Portfolio*;

AXA 400 Managed Volatility Portfolio*;

AXA 500 Managed Volatility Portfolio*;

AXA Global Equity Managed Volatility Portfolio*;

AXA International Core Managed Volatility Portfolio*;

AXA International Managed Volatility Portfolio*;

AXA International Value Managed Volatility Portfolio*;

AXA Large Cap Core Managed Volatility Portfolio*;

AXA Large Cap Growth Managed Volatility Portfolio*;

AXA Mid Cap Value Managed Volatility Portfolio*;

AXA/Franklin Balanced Managed Volatility Portfolio*;

AXA/Franklin Small Cap Value Managed Volatility Portfolio*;

AXA/Mutual Large Cap Equity Managed Volatility Portfolio*;

AXA/Templeton Global Equity Managed Volatility Portfolio*;

0.075% of the Tactical Index Portfolios’ average daily net assets up to and including $5 billion; 0.055% of the Tactical Index Portfolios’ average daily net assets over $5 billion and up to and including $10 billion; 0.05% of the Tactical Index Portfolios’ average daily net assets over $10 billion.

*	Fee to be paid with respect to this Portfolio shall be based only on the portion of the Portfolio’s average daily net assets advised by the Adviser, which is referred to as the “BlackRock Allocated Portion.”
**	The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Tactical Index Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each BlackRock Allocated Portion is the portion of the daily advisory fee for the Tactical Index Portfolios that is equal to the BlackRock Allocated Portion’s net assets relative to the aggregate net assets of the Tactical Index Portfolios used in the fee calculation for that day.